Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of July 29, 2011, is by and among JAMES J. CERNA, JR., an individual with a place of residence in California (“Mr. Cerna”), Acqua Ventures, Inc., a corporation organized under the laws of the State of Florida (each a “Seller” and collectively, the “Sellers”), and NDB Energy, Inc., previously International Energy, Inc., a corporation organized under the laws of the State of Nevada (“Buyer”). Sellers and Buyer may hereinafter be referred to individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sellers own certain interests in oil and gas properties and related assets located in the County of Gonzales in the State of Texas; and

WHEREAS, Sellers desires to sell to Buyer, and Buyer desire to purchase from Sellers, Sellers’ complete and undivided interest in such oil and gas properties and related assets upon the terms and subject to the conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Parties agree as follows:

ARTICLE 1
SALE AND PURCHASE OF ASSETS

Section 1.1             Sale and Purchase. On and subject to the terms and conditions of this Agreement, Sellers agree to sell and convey to Buyer, and Buyer agree to purchase from Sellers all of Sellers’ rights, titles, interests in and to the following (collectively the “Purchased Assets”):

(a) All of the oil and gas leases described in Schedule A hereto, whether Sellers’ interest is correctly or incorrectly described in Schedule A hereto, respectively (each, a “Lease” and sometimes, collectively, the “Leases”);

(b) All books, files, abstracts, title opinions, title reports, land and lease files, surveys, filings, well logs, production reports and reports with Governmental Authority maps, geological and geophysical data, and records of Sellers related to the operation or ownership of the Purchased Assets (collectively, the “Records”); and

(c) To the extent assignable by Sellers, all licenses, permits, approvals, consents, franchises, certificates and other authorizations and other rights granted by Governmental Authority and all certificates of conveniences or necessity, immunities, privileges, grants and other rights that relate primarily to the ownership, use, maintenance or operation of the Purchased Assets;

As used herein, “Governmental Authority” means any regulatory or administrative agency, department, division, commission, court or arbitral body, or other similar recognized organization or body of any domestic federal, state, municipal, or local governmental authority or of any foreign government or other similar recognized organization or body exercising similar powers or authority.

ARTICLE 2
PURCHASE PRICE AND PAYMENT

Section 2.1            Purchase Price. The purchase price for the sale and conveyance of the Purchased Assets to Buyer by Sellers, subject to the conditions set forth in this Agreement, is ONE MILLION EIGHT HUNDRED THOUSAND (1,800,000) shares of the Buyer’s common stock par value $0.001 (each a “Share” and collectively the “Purchase Price”).

Section 2.2            Payment. Payment of the Purchase Price by Buyer shall take place only if the Closing occurs. At the Closing, subject to the terms and conditions set forth herein, Buyer shall present and convey to each Seller a valid stock certificate in the name of Buyer for the Purchase Price as follows:

(a)           Mr Cerna. At the Closing, subject to the terms and conditions set forth herein, Buyer shall convey a valid stock certificate in the name of Mr. Cerna for ONE MILLION FOUR HUNDRED THOUSAND (1,400,000) Shares;

(b)           Acqua Ventures, Inc. At the Closing, subject to the terms and conditions set forth herein, Buyer shall convey a valid stock certificate in the name of Acqua Ventures, Inc. for FOUR HUNDRED THOUSAND (400,000) Shares.

(c)           The Shares. The Shares being issued as payment for the Purchase Price, ONE MILLION EIGHT HUNDRED HUNDRED THOUSAND (1,800,000) Shares, as described in this Section 2.2, shall be deemed fully paid, non-assessable and disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission naming the holders of record listed above.

Section 2.4             Assumption of Liabilities. Upon Closing, Buyer shall assume and be responsible for the payment, performance or discharge of all liabilities of Sellers resulting from, relating to or to the Purchased Assets, to the extent related to periods from and after the Closing, except to the extent any such liabilities are expressly included as part of the Retained Liabilities (as defined below) (collectively, the “Assumed Liabilities”).

Section 2.5            Retained Liabilities. Notwithstanding anything to the contrary in this Agreement, all liabilities and obligations relating to, arising out of, or attributable to the ownership or operation of the Purchased Assets prior to the Closing Date, whether presently in existence or arising hereafter, including the consideration payable by Sellers in connection with their acquisition of the Purchased Assets, shall be retained by and remain obligations of Sellers (the “Retained Liabilities”).

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties of Sellers. Sellers each hereby represent and warrant to Buyer as follows:

(a)           Organization and Qualification. If Seller is a corporation, it is duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to carry on its business as it is now being conducted. Buyer is duly qualified to do business, and is in good standing, in each jurisdiction in which the Purchased Assets to be acquired by it makes such qualification necessary.

(a)           Authority. Sellers each have all requisite power and authority to execute and deliver this Agreement and to perform their obligations hereunder (and under all documents required to be executed and delivered and actions to be performed by Sellers pursuant hereto).

(b)           No Other Agreement. Sellers have not entered into any other agreement, either written or oral, for the sale or disposition of the Purchased Assets and, other than Sellers, no other Person has a claim to the Purchased Assets.

(c)           Enforceability. This Agreement constitutes a valid and binding agreement of Sellers enforceable against Sellers in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors; (ii) general principles of equity; and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(d)           Actions. (i) there is no Action pending (with service of process therein having been made on Seller) or, to the knowledge of Sellers, threatened (or pending without service of process therein having been made on Sellers) to which Sellers re (or are threatened to be made) a party and which relates to the Purchased Assets, other than Actions which are not reasonably expected to have a Material Adverse Effect, and (ii) without limiting the foregoing, to the knowledge of Sellers, no written or electronic notice from any third Person has been received by Sellers claiming or calling attention to any violation of Law which relates to the Purchased Assets, or, in the case of a Governmental Authority, claiming or calling attention to any possible violation of Law which relates to the Purchased Assets, other than any such violation or possible violation which is not reasonably expected to have a Material Adverse Effect.

(e)           Compliance with Laws. (i) Sellers have no knowledge of any violation by Sellers of any Law with respect to the Purchased Assets, and (ii) to the knowledge of Sellers, all necessary permits, licenses, approvals, consents, certificates, and other authorizations with respect to the ownership or operation of the Purchased Assets are in full force and effect, and no violations exist in respect thereof.

(f)           Insolvency.

(i)           There are no bankruptcy, reorganization, receivership or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Sellers, threatened against Sellers.

(ii)           The Purchased Assets are not being, and to the knowledge of Sellers, have not been, assigned, transferred, conveyed, pledged, disposed of, delegated or otherwise alienated, in whole or in part, in any manner (whether by assignment, merger, change of control, sale of stock, assignment for the benefit of creditors, receivership, bankruptcy or otherwise), and whether by Sellers or any Affiliate of Sellers or any other Person, with the actual intent to hinder, delay, or defraud any creditor.

(iii)           Immediately prior to and immediately subsequent to the Closing, Sellers have not incurred, nor do Sellers intend to or believe that it will incur, debts or obligations (including, without limitation, contingent obligations, and including the obligations of Sellers under or with respect to this Agreement), beyond Sellers’ ability to pay such debts and obligations as they mature or come due.

(iv)           Sellers agree that the Purchase Price constitutes reasonable value for the Purchased Assets, and Sellers have not paid less than reasonable value for the purchase, sale, or other transfer of the Purchased Assets. The transaction contemplated by this Agreement is not in satisfaction of any antecedent or preexisting debt owed by Sellers to Buyer.

(g)           Tax Matters.

(i)           Except for Taxes not yet due and payable, Sellers have not received written notice of any claim from any applicable Governmental Authority for the assessment of any Taxes with respect to the Purchased Assets. There is not currently in effect any extension or waiver of any statute of limitation of any jurisdiction regarding the assessment or collection of Taxes with respect to the Purchased Assets. There are no administrative proceedings or lawsuits pending against the Purchased Assets by any applicable Governmental Authority with respect to Taxes.

(ii)           No lien or encumbrance (other than Tax liens contested in good faith and for which adequate reserves are maintained in accordance with the Accounting Principles) exists (whether or not filed in the real property records of any applicable Governmental Authority) on or with respect to any Purchased Assets as a result of a failure to pay Taxes; provided , however , that, to the extent notice of any such Tax lien or encumbrance is not filed in the real property records of an applicable Governmental Authority, this representation shall be deemed to be qualified by the knowledge of Seller.

(iii)           None of the Purchased Assets are subject to any Tax partnership agreement requiring a partnership income Tax Return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(h)           Outstanding Capital Commitments. As of the date of this Agreement, there are no outstanding authorities for expenditure or other commitments, whether oral or written, to conduct any operations or expend any amount of money on or with respect to the Purchased Assets which are binding on Sellers or the Purchased Assets and will be binding on Buyer after Closing.

(i)           Payments for Production. Sellers are not obligated by virtue of a take-or-pay payment, advance payment, make-whole payment, or other similar payment, to deliver hydrocarbons, or proceeds from the sale thereof, attributable to Sellers’ interest in the Purchased Assets at some future time without receiving payment therefor at or after the time of delivery.

(j)           No Conflict; Consents. The execution and delivery by Sellers of this Agreement and consummation of the transactions contemplated hereby, and the compliance by such Sellers with any of the provisions hereof or thereof, do not and shall not:

(a) violate any law applicable to such Sellers or the Purchased Assets in any material respect;

(b) require any notice to, filing with, or need to obtain any material Permit or other material authorization, consent, or approval of any Governmental Authority (excluding any Permits or other consents or approvals from any Governmental Authority that are customarily obtained as a matter of routine after Closing);

(c) violate or breach any Transferred Permit in any material respect or give rise or result in the termination or cancellation of any material Transferred Permit;

(d) require any notice to, filing with, or need to obtain any material Permit or other material authorization, consent, or approval of any Person (other than a Governmental Authority); or

(e) (i) conflict with, violate, result in a breach of or constitute a default under any Lease; (ii) result in the termination or acceleration of, or create in any party the right to accelerate, terminate, modify, or cancel any Lease; (iii) require any other notice, approval, or consent under any Lease; (iv) result in the creation of any lien under any Lease; or (v) constitute an event that, after notice or lapse of time or both, would result in any breach,

(k)           Environmental.

(i)           To the knowledge of Sellers, the Purchased Assets are in compliance with the requirements of all Environmental Laws;

(ii)           To the knowledge of Sellers, all permits, licenses, approvals, consents, certificates and other authorizations required by Environmental Laws with respect to the ownership or operation of the Purchased Assets (the “Environmental Permits”) have been properly obtained and are in full force and effect, and the Purchased Assets are in compliance with the Environmental Permits;

(iii)           No written claims have been received by Sellers with respect to the Purchased Assets that relate to Hazardous Materials or to matters covered by Environmental Laws or Environmental Permits;

(iv)           To the knowledge of Sellers, there are no facts, conditions, or circumstances in connection with, related to or associated with the Purchased Assets, the ownership or operation of any thereof, or the disposal or removal of Hazardous Materials from the Purchased Assets that could reasonably be expected to give rise to any Action or other assertion that Sellers, the Purchased Assets, or the ownership or operation of any thereof gives rise to any liability under or in connection with any Environmental Law or Environmental Permit; and

(v)           To the knowledge of Sellers, there are and have been no Hazardous Materials that have been disposed of or released on, in, from or under the Purchased Assets that could reasonably be expected to result in a violation of any Environmental Law, any claim of exposure to or damage from any such Hazardous Material, or in a liability or obligation under any Environmental Law to perform any remediation, removal, response, restoration, abatement, investigation or monitoring.

(l)           Accuracy of Records. Sellers represent that all Records provided to Buyer are true and complete and that Sellers have not intentionally withheld any Records from Buyer.

(m)           Own Account; Shares Not Registered.

(i)           Sellers represent that they are each acquiring the Shares as principal for their own account and not with a view to or for distributing or reselling the Shares or any part thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities law, and have no present intention of distributing any of the Shares in violation of the Securities Act or any applicable state securities law.

(ii)           Sellers acknowledge that the Shares to be issued and delivered as the Purchase Price will not be registered under the Securities Act, but will be issued in reliance upon, among others, the exemptions from the registration requirements of the Securities Act afforded by Regulation D (“Regulation D”) and Section 4(2) of the Securities Act.

(iii)           Each Seller represents that it is, and will be on the Closing Date, as defined herein, an “accredited investor” as defined in Rule 501(a) of Regulation D.

(iv)           Notwithstanding anything to the contrary, the Sellers shall be entitled to sell, transfer, trade, hypothecate or pledge the Shares in compliance with the Securities Act, the Securities and Exchange Act of 1934, as amended, and/or any other rules or regulations governing the sale of securities.

(n)           Acknowledgement of and Consent to Restrictive Legend. Sellers acknowledge that the certificates representing the Shares underlying the Purchase Price shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT, OR (B) AN OPINION OF COUNSEL (REASONABLY SATISFACTORY TO THE COMPANY), THAT REGISTRATION IS NOT REQUIRED UNDER SAID 1933 ACT.”

Section 3.2             Representations and Warranties of Buyer. Buyer represents and warrants to Sellers as follows:

(a)           Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authority to carry on its business as it is now being conducted. Buyer is duly qualified to do business, and is in good standing, in each jurisdiction in which the Purchased Assets to be acquired by it makes such qualification necessary.

(b)           Authority. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform each of its respective obligations under this Agreement (and under all documents required to be executed and delivered and actions to be performed by any Buyer pursuant hereto). The execution, delivery and performance of this Agreement and the agreement contemplated hereby and the transaction contemplated hereby and thereby has been duly and validly authorized by corporate action on the part of Buyer.

(c)           Enforceability. This Agreement constitutes a valid and binding agreement of Buyer enforceable against it in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(d)           No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transaction and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with or result in a violation or breach of or default under any provision of the articles of incorporation, by-laws, or other similar governing documents of Buyer or any material agreement, indenture or other instrument under which Buyer is bound, or (ii) violate or conflict with any Law applicable to Buyer or the Purchased Assets.

(e)           Consents. No consent, approval, authorization or permit of, or filing with or notification to, any Person is required for or in connection with the execution and delivery of this Agreement by Buyer or for or in connection with the consummation of the transaction and performance of the terms and conditions contemplated hereby by Buyer.

(f)           Actions. There is no Action pending (with service of process therein having been made on either Buyer) or, to the knowledge of either Buyer, threatened (or pending without service of process therein having been made on either Buyer) to which either Buyer is (or is threatened to be made) a party, other than Actions which are not reasonably expected by either Buyer to have a material adverse effect on either Buyer.

(g)           Qualified Owner. Buyer (i) is, or as of the Closing Date will be, qualified under law to own the Purchased Assets and (ii) has, or as of the Closing Date will have, complied with any necessary governmental bonding requirements required for its ownership of the Purchased Assets.

(h)           Shares. Buyer has, and at all times prior to Closing will have, sufficient shares reserved for issuance available to enable Buyer to consummate the transaction contemplated hereby and to pay the Purchase Price.

(i)           Exempt from Registration. Based upon certain representations made by Sellers, the accuracy of which is relied upon by Buyer, the offer and sale of the Shares underlying the Purchase Price made pursuant to this Agreement will be in compliance with the Securities Act or other applicable securities laws and will be exempt from the registration requirements of the Securities Act or other applicable securities laws.

(j)           Piggyback Registration Rights. If, at any time, the Buyer proposes or is required to register any of its equity securities under the Securities Act, the Buyer shall use its best efforts to cause all of the Sellers’ Shares (1,800,000 Shares), as set forth in Section 2.2, to be registered under the Securities Act (with the securities which the Buyer at the time proposes to register) to permit the sale or other disposition of the Shares, without any restrictions, by the Sellers.

(k)           Rule 144 Opinion. After any such required holding period required under Rule 144 of the Securities Act or any other rule or regulation allowing for the sale or disposition of restricted securities and compliance with such provisions set forth therein, upon any demand by the Sellers, the Buyer, upon five (5) days written notice, shall be obligated to cause the issuance of legal opinion letters, by Buyer’s securities counsel, which will enable the Sellers to sell, transfer, pledge, hypothecate or dispose of the Shares in accordance with such rules or regulations.

(l)           Buyer’s Knowledge. Buyer does not have any knowledge that Sellers are currently in breach of any representation or warranty of Sellers’ in Section 3.1.

(m)           No Distribution. Buyer is an experienced and knowledgeable investor in the oil and gas business, Buyer is able to bear the economic risks of the acquisition and ownership of the Purchased Assets, and Buyer is capable of evaluating (and has evaluated) the merits and risks of the Purchased Assets and Buyer’s acquisition and ownership thereof.

(n)           Insolvency.

(i)           There are no bankruptcy, reorganization, receivership or arrangement proceedings pending against, being contemplated by, or, to the knowledge of Buyer, threatened against Buyer or any Affiliate of Buyer.
(ii)           Immediately prior to and immediately subsequent to the Closing, no Buyer or any Affiliate of Buyer will have incurred, nor does such Person intend to or believe that it will incur, debts or obligations (including, without limitation, contingent obligations, and including the obligations of the Buyer under or with respect to this Agreement), beyond such Person’s ability to pay such debts and obligations as they mature or come due.

(iii)           Buyer agrees for and on behalf of itself and its respective Affiliates that the Purchase Price constitutes reasonable value for the Purchased Assets. The transaction contemplated by this Agreement is not in satisfaction of any antecedent or preexisting debt owed by Buyer to Seller.

(o)           Purchased Assets are “As Is.” The Buyer represents and warrants that: (i) the Buyer has completed all necessary due diligence in order to acquire the Purchased Assets including, but not limited to, performing any and all environmental studies, geological studies and analysis, surveys, inspections, financial, accounting, tax and such other investigations necessary to complete the acquisition of the Purchased Assets; (ii) the Sellers are not making any representations that Purchased Assets will result in any gain or income from the development, drilling, exploration or exploitation of the Purchased Assets; and (iii) Buyer is not relying on any representations of the Sellers not specifically set forth herein.

(p)           Speculative Investment. The Buyer is aware that the acquisition of the Purchased Assets is a speculative investment involving a high degree of risk, that there is no guarantee that the Buyer will realize any gain from this investment, and that the Buyer could lose the total amount of this investment.

Section 3.3             Buyer’s Right to Terminate. Notwithstanding anything herein to the contrary, it is agreed that until Closing, the Buyer shall have the right to inspect and investigate the Purchased Assets and all of the documentation provided to the Buyer by the Sellers pursuant to the terms of this Agreement. If, in its sole discretion, the Buyer is not satisfied with any of these inspections and investigations, the Buyer may terminate this Agreement by written notice to the Sellers and be released from all obligations hereunder.

ARTICLE 4
CLEAN TITLE

Section 4.1              UCC Search. Within ten calendar days from the execution of this Agreement the Sellers shall provide to the Buyer a current UCC search from the Texas Secretary of State reflecting that the Purchased Assets are free and clear of all security interests and UCC filings; provided, however, that if the UCC search reflects any security interests or UCC filing that pertain to the Purchased Assets, then the Sellers shall immediately cause those security interests to be released and UCC Terminating Statements to be filed with the Texas Secretary of State terminating all such UCC filings. At Closing the Sellers shall provide the Purchaser with a current UCC search showing that the Purchased Assets are free and clear of all security interests and UCC filings.

ARTICLE 5
BROKERAGE

Section 5.1                      No Brokerage. Buyer and Sellers hereby confirm and represent to each other that neither Buyer nor Sellers have incurred any obligation or entered into any agreement for any investment banking, brokerage or finder’s fee or commission in respect of the transactions contemplated by this Agreement and each of Sellers and Buyer shall indemnify and hold each harmless from any claims made by any third party for such fees.

ARTICLE 6
CLOSING

Section 6.1                      Closing. The Closing of the transaction contemplated by this Agreement (the “Closing”) shall be held on the Closing Date at 10:00 a.m., New York time, at the offices of Buyer’s counsel, Sierchio & Company, LLP, at 430 Park Avenue, Suite 702, New York, NY 10022, no later than July 31, 2011, or at such other time or place as Sellers and Buyer may otherwise agree in writing (the “Closing Date”).

Section 6.2                      Sellers’ Closing Obligations. At Closing, Sellers shall convey to Buyer: (i) an Assignment and Bill of Sale for the Purchased Assets in the name and on behalf of Buyer; (ii) a current UCC search showing that the Purchased Assets are free and clear of all security interests and UCC filings; (iii) a fairness opinion from a licensed appraiser in the State of Texas addressed to the Buyer stating that the value of the Lease is approximately ONE MILLION DOLLARS ($1,000,000); (iv) a certificate of an appropriate officer of the Seller acting on behalf of the Seller, dated the Closing Date, certifying that all representations, warranties and covenants of the Seller are true and correct in all material respects and that all matters to be observed or performed by the Seller on or before the Closing Date have been duly observed and performed; (v) a valid copy of a resolution of the board of directors of the Seller authorizing the execution and delivery of, and completion of the transaction contemplated by, this Agreement; and (vi) all additional and executed such bills of sale, transfers, assignments and other documents deemed necessary by the Buyer to validly and effectively complete the sale, assignment, transfer, conveyance and delivery of all of the Sellers’ legal and beneficial right, title, estate and interest in and to the Purchased Assets.

Section 6.3                      Buyer’s Closing Obligations. At Closing, Buyer shall convey to Sellers: a certificate of an appropriate officer of the Buyer acting on behalf of the Buyer, dated the Closing Date, certifying that all representations, warranties and covenants of the Buyer are true and correct in all material respects and that all matters to be observed or performed by the Buyer on or before the Closing Date have been duly observed and performed; (ii) a valid copy of a resolution of the board of directors of the Buyer authorizing the execution and delivery of, and completion of the transaction contemplated by, this Agreement; (iii) a certificate representing the Shares to be issued in payment of the Purchase Price, registered in the name of each of the Sellers, as more fully set forth in Section 2.2 above; and (iv) such other documents as may be reasonably required to complete the transactions set out in this Agreement.

Section 6.4                      Concurrent Requirements. At Closing each of the Parties hereto will deliver to the other such documents and make such payments of money as are required by the terms of this Agreement to be delivered or paid at the time of Closing and all matters of delivery of documents and payment of money by the parties hereto pursuant to this Agreement and the registration of all appropriate documents in all appropriate public offices of registration will be deemed to be concurrent requirements such that nothing is deemed to be completed until everything has been paid, delivered and registered with respect to the purchase and sale contemplated herein.

Section 6.5            Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by Buyer:

(i)           each of the representations and warranties of the Sellers made in this Agreement will be true and correct in all respects as of the Closing Date;

(ii)           Sellers shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Sellers on or before the Closing; and

(iii)           no order or provision of any applicable law will be in effect that prohibits or restricts the consummation of the Closing.

Section 6.6            Conditions to Obligations of Seller. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions, any one or more of which may be waived in writing by both Sellers:

(i)           each of the representations and warranties of Sellers made in this Agreement will be true and correct in all respects as of the Closing Date;

(ii)           Buyer shall have performed or complied in all material respects with all of the covenants and agreements required by this Agreement to be performed or complied with by the Sellers on or before the Closing; and

(iii)           no order or provision of any applicable law will be in effect that prohibits or restricts the consummation of the Closing.

ARTICLE 7
SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 7.1             Survival of Representations and Warranties. All representations, warranties and covenants made by the Buyer and Sellers under or pursuant to this Agreement will survive the Closing.

ARTICLE 8
MISCELLANEOUS

Section 8.1             Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

Section 8.2            Governing Law; Jurisdiction; Venue. THIS AGREEMENT AND THE TRANSACTION CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EXCLUSIVE JURISDICTION AND VENUE SHALL LIE IN NEW YORK, NY.

Section 8.3              Arbitration; Waiver of Trial. Buyer and Sellers hereby agree that any dispute shall be submitted to final and binding arbitration and that the Parties shall not be entitled to a trial by jury.

Section 8.4                      Entire Agreement. This Agreement and any Appendices, Schedules and Exhibits hereto contain the entire agreement between the Parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties, either written or oral, between the Parties other than those set forth or referred to herein.

Section 8.5                      Expenses. Buyer shall be responsible for all recording, filing or registration fees relating to the filing, recording or registration of the Conveyance and any other instruments or documents transferring title in or to the Purchased Assets or any part thereof from Sellers to Buyer pursuant to this Agreement. All other costs and expenses incurred by each Party in connection with all things required to be done by it hereunder, including attorney’s fees, accountant’s fees and the expense of environmental and title examination, shall be borne by the Party incurring same. Should a Party or its Affiliate pay any amount which is the responsibility of the other Party pursuant to this Section 8.5, such other Party shall reimburse the Party that paid such amount promptly upon receipt of such Party’s invoice therefor and reasonable substantiation thereof.

Section 8.6                      Notices. Unless otherwise expressly provided in this Agreement, all notices required or permitted hereunder shall be in writing and deemed sufficiently given for all purposes hereof if (a) delivered in person, by courier or by registered or certified United States Mail to the Person to be notified, with receipt obtained, or (ii) sent by telecopy, telefax or other facsimile or electronic transmission, with “answer back” or other “advice of receipt” obtained, in each case to the appropriate address or number as set forth below. Each notice shall be deemed effective on receipt by the addressee as aforesaid; provided that, notice received by telex, telecopy, telefax or other facsimile or electronic transmission after 5:00 p.m. at the location of the addressee of such notice shall be deemed received on the first Business Day following the date of such electronic receipt.

Notices to Sellers shall be addressed as follows:

Mr. James J. Cerna, Jr.

Acqua Ventures, Inc.
1688 Meridian Avenue, Suite 900
Miami Beach, FL 33139
Attn: Cody Corrubia
Phone: (917) 301-1762
Email: ccorubia@yahoo.com

and a copy, which shall not constitute notice, to:

Levey, Filler, Rodriguez, Kelso & Magilligan, LLP
1688 Meridian Avenue, Suite 900
Miami Beach, FL 33139
Attention: David Filler, Esq.
Telephone: (305) 672-5007
Facsimile: (305) 672-0470
Email: dfiller@leveyfiller.com

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Sellers may designate by written notice to Buyer.

Notices to Buyer shall be addressed to:

NDB Energy, Inc.
1200 G Street
NW Suite 800
Washington, DC 2005
Attention: Amit S. Dang
Telephone: (800) 676-1006
Facsimile:

and a copy, which shall not constitute notice, to:

Sierchio & Company, LLP
430 Park Avenue, Suite 702
New York, NY 10022
Attention: Joseph Sierchio, Esq.
Telephone: (212) 246-3030
Facsimile: (212) 246-3039

or at such other address or to such other telecopy, telefax or other facsimile or electronic transmission number and to the attention of such other Person as Buyer may designate by written notice to Seller.

Section 8.7            Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that the respective rights and obligations of the Parties shall not be assignable or delegable (whether by assignment, conveyance, merger, consolidation, Change of Control, entity purchase, or otherwise) by any Party without the express written consent of the non-assigning or non-delegating Party, such consent shall not unreasonably be withheld.

Section 8.8            Amendments and Waivers. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the Party against whom enforcement of any such modification or amendment is sought which instrument and expressly identified as a modification or amendment. Any Party may, only by an instrument in writing and expressly identified as a waiver, waive compliance by another Party with any term or provision of this Agreement on the part of such other Party to be performed or complied with. The waiver by any Party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Section 8.9            Appendices, Schedules and Exhibits. All Appendices, Schedules and Exhibits hereto which are referred to herein are hereby made a part of this Agreement and incorporated herein by such reference.

Section 8.10          Interpretation. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision hereof or who supplied the form of Agreement. Each Party agrees that this Agreement has been purposefully drawn and correctly reflects its understanding of the transaction that this Agreement contemplates. In construing this Agreement:

(a)           examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

(b)           the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions;

(c)           a defined term has its defined meaning throughout this Agreement and each Appendix, Exhibit and Schedule to this Agreement, regardless of whether it appears before or after the place where it is defined;

(d)           each Exhibit and Schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement (including Schedule A which shall be considered part of the main body of this Agreement) and any Exhibit or Schedule, the provisions of the main body of this Agreement shall prevail;

(e)           the term “cost” includes expense and the term “expense” includes cost;

(f)           the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof; and

(g)           “include” and “including” shall mean include or including without limiting the generality of the description of the preceding term.

Section 8.11           Agreement for the Parties’ Benefit Only. This Agreement is for the sole benefit of Buyer, Sellers and their respective successors and assigns as permitted herein and no other Person shall be entitled to enforce this Agreement, rely on any representation, warranty, covenant or agreement contained herein, receive any rights hereunder or be a third party beneficiary of this Agreement.

Section 8.12           Attorneys’ Fees. Each Party shall be responsible for its own attorneys’ fees associated with the Closing and execution of this Agreement. In the event that a dispute or controversy arises as a result of the subject matter set forth in this Agreement, the prevailing party shall be entitled to costs and fees, including attorney’s fees, associated with the enforcement of the terms of this Agreement.

Section 8.13           Severability. If any term, provision or condition of this Agreement, or any application thereof, is held invalid, illegal or unenforceable in any respect under any Law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the Parties, to such Law, and to the extent such term, provision or condition cannot be so reformed, then such term, provision or condition (or such invalid, illegal or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality and enforceability of the remaining terms, provisions and conditions contained herein (and any other application such term, provision or condition) shall not in any way be affected or impaired thereby. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.14            Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have signed this Asset Purchase Agreement as of the date first written above.

BUYER

NDB ENERGY, INC. By:______________________________ Name: Amit S. Dang Title: President, Chief Executive Officer, & Chief Financial Officer

SELLERS

JAMES J. CERNA, JR. By:______________________________ Name: James J. Cerna, Jr.

ACQUA VENTURES, INC. By:______________________________ Name: Cody Corrubia Title: President

Schedule A to the Asset Purchase Agreement Dated July 29, 2011 between NDB Energy, Inc., James J. Cerna, Jr. and Acqua Ventures, Inc.

Oil, Gas and Mineral Lease between John Mohrmann, Jr. and wife, Iris Anna Mohrmann as Lessors, and James J. Cerna, Jr. (“Cerna”), as Lessee dated [] (the “Lease”), as assigned to Cerna by Savoy Energy Corporation pursuant to the Assignment and Bill of Sale between Cerna and Savoy dated []. Said oil and gas interests provided for in the Lease are further described below:

Being all that certain 303.818 acre tract or parcel of land lying and being situated in Gonzales County, Texas, being a part of the Jose Maria Salinas Four League Grant, Abstract No. 59, and the Abraham Zumwalt League, Abstract No. 83, Gonzales County, Texas, and being the same land more particularly described by metes and bounds in Deed dated December 12, 1986, from Louise Dilworth Davis, et al, to John Mohrmann, Jr., et ux, and recorded in Volume 590, page 18, Gonzales County Deed Records.